Public Service Company of New Mexico

                                  $435,000,000

                             Senior Unsecured Notes

                             UNDERWRITING AGREEMENT




                                                              New York, New York
                                                                  August 3, 1998



To Salomon Brothers Inc,
Chase Securities Inc.,
Morgan Stanley & Co. Incorporated,
Citicorp Securities, Inc.,
J.P. Morgan Securities Inc.,
BancAmerica Robertson Stephens and
CIBC Oppenheimer Corp.

Ladies and Gentlemen:

          Public Service Company of New Mexico, a New Mexico corporation (the "Company"), proposes to sell to the underwriters named above and in Schedule II hereto (the "Underwriters") the principal amount of its Series A Senior Unsecured Notes (the "Series A SUNs") and its Series B Senior Unsecured Notes (the "Series B SUNs" and together with the Series A SUNs, the "SUNs") identified in Schedule I hereto, to be issued under an indenture dated as of August 1, 1998, between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), and any indentures supplemental thereto (collectively, the "Indenture"). Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

                           1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in Section 17 hereof.

                           (a) The Company meets the requirements for the use of
                  Form S-3 under the Act and has filed with the Commission a registration statement (file number 333-53367) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the SUNs. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (x) a final prospectus supplement relating to the SUNs in accordance with Rules 430A and 424(b), (y) prior to the Effective Date of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement or (z) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause
                  (x), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                           (b) On the Effective Date, the Registration Statement
                  did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus

                  (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through Salomon Brothers Inc specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                           (c) The  Company  has been duly  incorporated  and is
                  validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification where the failure to be so qualified would, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

                           (d) The Company and its  subsidiaries are not subject
                  to regulation under the provisions of the Public Utility Holding Company Act, except for the provisions of Section 9(a)(2) thereof.

                           (e) This Agreement has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                           (f) The Company is not and,  after  giving  effect to
                  the offering and sale of the SUNs and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act;

                           (g) An appropriate  order or orders have been entered
                  by the New Mexico Public Utility Commission authorizing the issuance and sale of the SUNs; said order or orders are in full force and effect and are not subject to any pending appeal or request for rehearing or reconsideration; such order or orders are sufficient to authorize the issuance and sale of the SUNs by the Company pursuant to this Agreement; and no further consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the SUNs by the Underwriters in the manner contemplated herein and in the Final Prospectus.

                           (h) Neither the issue and sale of the SUNs nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties;

                           (i) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Summary Financial and Operating Information" in the Final Prospectus and Registration Statement fairly present, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein.

                           (j) No action,  suit or  proceeding  by or before any
                  court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) (except, in the case of this clause (ii), for those that have been disclosed in the Final Prospectus); and no labor disturbance by or dispute with the employees of the Company exists or is, to the best knowledge of the Company, threatened or is imminent that could reasonably be expected to have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                           (k) The Company owns or leases all such properties as
                  are necessary to the conduct of its operations as presently conducted; the Company is not in violation of any law, rule or regulation of any Federal, state or local governmental or regulatory authority applicable to it or is not in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto); and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization.

                           (l) The Company is not in violation or default of (i)
                  any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable.

                           (m) Arthur  Andersen LLP, who have certified  certain
                  financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                           (n) The Company is not in violation of any federal or
                  state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                           (o)  The   Company   is  in   compliance   with   the
                  Commission's staff legal bulletin No. 5 revised January 12, 1998 related to Year 2000 compliance.

                  Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the SUNs shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                           2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the SUNs set forth opposite such Underwriter's name in Schedule II hereto.

                           3. Delivery and Payment. Delivery of and payment for the SUNs shall be made on the date and at the time specified in
         Schedule I hereto (or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate), which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the SUNs being herein called the "Closing Date"). Delivery of the SUNs shall be made through Salomon Brothers Inc to the respective accounts of the several Underwriters against payment by the several Underwriters through Salomon Brothers Inc of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the SUNs shall be made through the facilities of The Depository Trust Company ("DTC") unless the Underwriters shall otherwise instruct.

                  The Company agrees to have the SUNs available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date if the SUNs are not being delivered through the facilities of DTC.

                           4. Offerings by Underwriters. It is understood that the several Underwriters propose to offer the SUNs for sale to the public as set forth in the Final Prospectus.

                           5. Agreements. The Company agrees with the several Underwriters that:

                           (a) The  Company  will use its best  efforts to cause
                  the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the SUNs, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the SUNs, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or of any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the SUNs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (b) If, at any time when a prospectus relating to the
                  SUNs is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

                           (c) As soon as  practicable,  the  Company  will make
                  generally available to its security holders and to the Underwriters an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of
                  Section 11(a) of the Act and Rule 158 under the Act.

                           (d) The Company will furnish to the  Underwriters and
                  counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                           (e) The Company will arrange,  if necessary,  for the
                  qualification of the SUNs for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the SUNs, will arrange for the determination of the legality of the SUNs for purchase by institutional investors, will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering and will pay any counsel fees incurred on behalf of or disbursements by Morgan Stanley & Co Incorporated ("Morgan Stanley") in its capacity as "qualified independent underwriter"; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the SUNs, in any jurisdiction where it is not now so subject.

                           6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwriters' SUNs shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                           (a) If the  Registration  Statement  has  not  become
                  effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                           (b)  The  Company   shall  have   furnished   to  the
                  Underwriters the opinion of Keleher & McLeod, P.A., counsel for the Company, dated the Closing Date, to the effect that:

                                    (i) the Company  has been duly  incorporated
                           and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification where the failure to be so qualified would, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole;

                                    (ii) the Indenture has been duly authorized,
                           executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect); and the SUNs have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                                    (iii)  to the  knowledge  of  such  counsel,
                           there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                                    (iv) the  Registration  Statement has become
                           effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule
                           424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, at the Effective Date, and the Final Prospectus, as of the date of its filing with the Commission under Rule 424(b) (in each case other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                                    (v) this Agreement has been duly authorized,
                           executed and delivered by the Company;

                                    (vi) the  Company is not and,  after  giving
                           effect to the offering and sale of the SUNs and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act;

                                    (vii) no consent,  approval,  authorization,
                           filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the SUNs by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained; and

                                    (viii) neither the execution and delivery of
                           the Indenture, the issue and sale of the SUNs, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument and to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

                           In rendering such opinion,  such counsel may rely (A)
                  as to matters of Arizona law upon the opinion of Snell & Wilmer L.L.P., Phoenix, Arizona, which shall have been furnished and dated the Closing Date, and as to matters of New York law upon the opinion of Winthrop, Stimson, Putnam & Roberts and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                           (c) The Underwriters shall have received from Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the SUNs, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                           (d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the President or the Executive Vice President or any Senior Vice President and the principal financial or accounting officer of the Company or the Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                                    (i) the  representations  and  warranties of
                           the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                                    (ii)   no   stop   order    suspending   the
                           effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                                    (iii)  since  the  date of the  most  recent
                           financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                           (e) At the Closing  Date,  Arthur  Andersen LLP shall
                  have furnished to the Underwriters letters (which may refer to letters previously delivered to one or more of the
                  Underwriters), dated as of the Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the
                  Registration  Statement  and Final  Prospectus.  In  addition, except as provided in Schedule I hereto, at the Execution Time, Arthur Andersen LLP shall have furnished to the Underwriters a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Underwriters, to the effect set forth above.

                           (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the SUNs as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                           (g) Subsequent to the Execution Time, there shall not
                  have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purpose of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                           (h) Prior to the Closing Date, the Company shall have
                  furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                           If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                           The  documents  required  to  be  delivered  by  this
         Section 6 shall be delivered at the office of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, at One Battery Park Plaza, New York, New York, on the Closing Date.

                           7. Reimbursement of Underwriters' Expenses. If the sale of the SUNs provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Brothers Inc on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the SUNs.

                           8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the SUNs as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Salomon Brothers Inc specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                           (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through Salomon Brothers Inc specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                           (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);
         provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                           (d) In the  event  that  the  indemnity  provided  in
         paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the SUNs; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the SUNs) be responsible for any amount in excess of the underwriting discount or commission applicable to the SUNs purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this paragraph (d) are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                           (e) The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any who controls Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the SUNs, except for any losses, claims, damages, liabilities and judgments resulting from Morgan Stanley's or such controlling person's willful misconduct.

                           (f) Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8, paragraph
         (e) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                           9. Default by an Underwriter. If any one or more Underwriter or Underwriters shall fail to purchase and pay for any of the SUNs agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of SUNs set forth opposite their names in Schedule II hereto bears to the aggregate amount of SUNs set forth opposite the names of all the remaining Underwriters) the SUNs which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of SUNs which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of SUNs set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the SUNs, and if such nondefaulting Underwriters do not purchase all the SUNs, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                           10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the SUNs, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission, the New York Stock Exchange or the NASDAQ National Market or trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Chicago Board of Options Exchange, the

         Chicago Mercantile Exchange or the Chicago Board of Trade shall have been suspended or limited or minimum prices shall have been established on such Exchanges, National Market or Board of Trade, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the SUNs as contemplated by the Final Prospectus (exclusive of any supplement thereto).

                           11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the SUNs. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                           12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the
         Underwriters, will be mailed, delivered or telefaxed to Salomon Brothers Inc General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, care of Brad Gans, 388 Greenwich Street, 32nd Floor, New York, NY 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (505) 241-2369 and confirmed to it at Public Service Company of New Mexico, Alvarado Square, Albuquerque, New Mexico 87158, Attention: Treasurer.

                           13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                           14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                           15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                           16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                           17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                           "Act" shall mean the Securities Act of 1933.

                           "Basic Prospectus" shall mean the prospectus referred
                  to in Section 1(a) above contained in the Registration Statement at the Effective Date including, any Preliminary Final Prospectus.

                           "Business  Day"  shall  mean  any  day  other  than a
                  Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                           "Closing  Date"  shall have the  meaning set forth in
                  Section 3 hereof.

                           "Commission"  shall mean the  Securities and Exchange
                  Commission.

                           "Effective  Date"  shall mean each date and time that
                  the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                           "Exchange Act" shall mean the Securities Exchange Act
                  of 1934.

                           "Execution  Time"  shall  mean the date and time that
                  this Agreement is executed and delivered by the parties hereto.

                           "Final  Prospectus"  shall  mean  the  form of  final
                  prospectus   relating  to  the  SUNs,   including   the  Basic
                  Prospectus, included in the Registration Statement at the Effective Date.

                           "Investment  Company  Act" shall mean the  Investment
                  Company Act of 1940.

                           "Losses"  shall have the meaning set forth in section
                  8(d) hereof.

                           "Preliminary   Final   Prospectus"   shall  mean  any
                  preliminary prospectus supplement to the Basic Prospectus which describes the SUNs and the offering thereof and is used prior to filing of the Final Prospectus.

                           "Public  Utility  Holding Company Act" shall mean the
                  Public Utility Holding Company Act of 1935.

                           "Registration  Statement" shall mean the registration
                  statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                           "Rule  415,"  "Rule  424," "Rule 430A" and "Rule 462"
                  refer to such rules under the Act.

                           "Rule 430A  Information"  shall mean information with
                  respect to the SUNs and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                           "Rule  462(b)  Registration  Statement"  shall mean a
                  registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

                           "Trust  Indenture Act" shall mean the Trust Indenture
                  Act of 1939.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                        Very truly yours,

                                        PUBLIC SERVICE COMPANY
                                        OF NEW MEXICO



                                        By:   ____________________________
                                               Name:
                                               Title:


The  foregoing  Agreement is hereby
confirmed  and  accepted  as of the
date   specified   in   Schedule  I
hereto.

Salomon Brothers Inc
Chase Securities Inc.,
Morgan Stanley & Co. Incorporated,
Citicorp Securities, Inc.,
J.P. Morgan Securities Inc.,
BancAmerica Robertson Stephens and
CIBC Oppenheimer Corp.

By:  SALOMON BROTHERS INC



By:   __________________________
       Name:
       Title:

For  itself  and the other  several
Underwriters  named in  Schedule II
to the foregoing Agreement.

63049424.08

                                   SCHEDULE I


Underwriting Agreement dated August 3, 1998

Registration Statement No. 333-53367

Title, Purchase Price and Description of Securities:

    Title: 7.10% Series A Senior Unsecured Notes Due 2005 ("Series A SUNs") 7.50% Series B Senior Unsecured Notes Due 2018 ("Series B SUNs" and together with the Series A SUNs, the "SUNs")

    Principal   $300,000,000 Aggregate Principal Amount of Series A SUNs
    Amount:     $135,000,000 Aggregate Principal Amount of Series B SUNs
                $435,000,000 Total Aggregate Principal Amount of SUNs

    Interest:   The 7.10%  Series A SUNs and the 7.50%  Series B SUNs
                will bear interest at their respective rates set forth in their respective titles from August 6, 1998 payable semiannually on each February 1 and August 1, commencing February 1, 1999.

    Maturity:   The Series A SUNs will mature on August 1, 2005 and the Series B
                SUNs will mature on August 1, 2018.

   Purchase Price:
                       Per Series A SUNs         98.893%
                       Per Series B SUNs         98.299%

   Sinking Fund Provisions:  None

   Redemption   Each series of Offered SUNs will be  redeemable at the option of
   Provisions:  the Company in whole at any time or in part from time to time, at a redemption  price equal to the greater of (i) 100% of their principal  amount or (ii) the sum of the  present  values of the remaining  scheduled  payments of principal and interest thereon discounted  to the  date of  redemption  on a  semiannual  basis
                (assuming a 360-day year  consisting of twelve 30-day months) at the Treasury Yield as defined in the Prospectus  Supplement plus
                50 basis points,  plus in each case accrued interest to the date
                of  redemption.   See  "Description  of  Offered  SUNs"  in  the
                Prospectus   Supplement  and   "Description   of  SUNs"  in  the
                Prospectus.

Other provisions:

        Closing Date,  Time and Location:  August 6, 1998,  10:00  a.m.(New York
                City City time), at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004.

        Type of Offering:  Shelf Debt Offering


63049424.08

                                   SCHEDULE II




                                      Principal      Principal   Total Principal
                                      Amount of      Amount of     Amount of
Underwriters                        Series A SUNs  Series B SUNs  Offered SUNs
------------                        -------------  ------------- ---------------

Salomon Brothers Inc............... $ 96,000,000   $ 43,200,000   $139,200,000
Chase Securities Inc...............   52,500,000     23,625,000     76,125,000
Morgan Stanley & Co. Incorporated..   52,500,000     23,625,000     76,125,000
Citicorp Securities, Inc...........   42,000,000     18,900,000     60,900,000
J.P. Morgan Securities Inc.........   42,000,000     18,900,000     60,900,000
BancAmerica Robertson Stephens.....    7,500,000      3,375,000     10,875,000
CIBC Oppenheimer Corp..............    7,500,000      3,375,000     10,875,000
                                    ------------   ------------   ------------
       Total ...................... $300,000,000   $135,000,000   $435,000,000
                                                                  ============